TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT


     THIS AGREEMENT (this "Agreement"), is made as of this 31st day of December 1999, between VALENZUELA CAPITAL TRUST, a Delaware business trust (the "Trust"), and UNIFIED FUND SERVICES, INC., an Indiana corporation ("Unified").

                                   WITNESSETH:

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to retain Unified to provide certain transfer agent and shareholder services with respect to the Trust, and Unified is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     SECTION 1. APPOINTMENT. The Trust hereby appoints Unified to provide transfer agent and shareholder services for the Trust, subject to the supervision of the Board of Trustees of the Trust (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit C to this Agreement. The Trust will initially consist of the series and/or classes of shares (each a "Fund" and collectively the "Funds") listed on Exhibit A. The Trust shall notify Unified in writing of each additional Fund established by the Trust. Each new Fund shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each new Fund in writing by the Trust and Unified at the time of the addition of the new Fund.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF UNIFIED. Unified represents and warrants to the Trust that:

     (a) Unified is a corporation duly organized and existing under the laws of the State of Indiana;

     (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

     (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

     (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to Unified that:

     (a) the Trust is a business trust duly organized and existing under the laws of the State of Delaware;

     (b) the Trust is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement, and the Trust has taken all requisite proceedings to authorize the Trust to enter into and perform this Agreement;

     (c) the Trust is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

     (d) no legal or administrative proceedings have been instituted or threatened against the Trust that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) the Trust's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

     SECTION 4. DELIVERY OF DOCUMENTS. The Trust will promptly furnish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

     (a) Resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency services to the Trust and approving this Agreement;

     (b) The Trust's Declaration of Trust;

     (c) The Trust's By-Laws;

     (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (e) The Trust's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (f) Copies of the Management Agreement between the Trust and its investment adviser (the "Advisory Agreement");

     (g) Opinions of counsel and auditors reports;

     (h) The Trust's Prospectus and Statement of Additional Information relating to all Funds and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

     (i) Such  other  agreements  as the Trust may enter  into from time to time
including  securities  lending  agreements,   futures  and  commodities  account
agreements, brokerage agreements, and options agreements.

     SECTION 5. SERVICES PROVIDED BY UNIFIED.

     (a) Unified will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Trust's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

     (i) TRANSFER AGENCY, as described on Exhibit B to this Agreement.

     (ii) DIVIDEND DISBURSING. Unified will serve as the Trust's dividend disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Trust will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Trust's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Trust will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not receiving certificates will receive a confirmation from Unified indicating the number of shares credited to his/her account.

     (b) Unified will also:

     (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

     (ii) provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

     (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

     (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibit B and as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Trust and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Trust's expense, and made available in accordance with such Section and rules. Unified further agrees to surrender promptly to the Trust upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.

     SECTION 6. FEES; EXPENSES; EXPENSE REIMBURSEMENT.

     (a) As compensation for the services rendered to the Trust pursuant to this Agreement, the Trust shall pay Unified monthly fees determined as set forth on Exhibit C to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement.

     (b) For the purpose of determining fees calculated as a function of a Fund's net assets, the value of the Fund's net assets shall be computed as required by the Prospectus, generally accepted accounting principles, and resolutions of the Board.

     (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Trust. The compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Trust in such respect.

     (d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Trust agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Trust through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Trust's behalf at the Trust's request or as consented to by

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

the Trust. Such other expenses to be incurred in the operation of the Trust and to be borne by the Trust, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Unified, or the Trust's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Trust; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Trust stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary expenses and other customary Trust expenses. Any expenses incurred by Unified on behalf of the Trust shall be pre-approved by the Trust for all amounts in excess of $500 per transaction/cost item.

     (e) The Trust may request additional services, additional processing, or special reports. Such requests may be provided by Unified at additional charges. In this event, the Trust shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Trust's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates.

     (f) All fees, out-of-pocket expenses, or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

     Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Trust to Unified.

     In the event that the Trust is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Trust), this Agreement may be terminated upon thirty (30) days' written notice to the Trust by Unified. The Trust must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

     SECTION 7. PROPRIETARY AND CONFIDENTIAL INFORMATION. Unified agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Trust and obtaining approval in writing from the Trust, which approval shall not be unreasonably withheld and may not be withheld where the service agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Unified with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Trust.

     SECTION 8. DUTIES, RESPONSIBILITIES AND LIMITATIONS OF Liability.

     (a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, notices or other communications from the Trust and its Custodian, officers and Trustees, investors, agents and other service providers which Unified reasonably believes to be genuine, valid and authorized. Unified shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Trust, as necessary or appropriate.

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

     (b) Unified shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Trust, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, director, partner, employee or agent of the Trust, shall be deemed when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.

     (c) Except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement, Unified shall not be responsible for, and the Trust shall indemnify and hold Unified harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

     (i) all actions of Unified or its officers or agents required to be taken pursuant to this Agreement;

     (ii) the reliance on or use by Unified or its officers or agents of information, records, or documents which are received by Unified or its officers or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust or any third party on behalf of the Trust;

     (iii) the Trust's refusal or failure to comply with the terms of this Agreement or the Trust's lack of good faith, or its actions, or lack thereof involving negligence or willful misfeasance;

     (iv) the breach of any representation or warranty of the Trust hereunder;

     (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

     (vi) the reliance on or the carrying out by Unified or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Trust or recognition by Unified of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Trust and the proper countersignature of any transfer agent or registrar of the Trust;

     (vii) any delays, inaccuracies, errors in or omissions from data provided to Unified by data and pricing services;

     (viii) the offer or sale of shares by the Trust in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or
(2) existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement; and

     (ix) the compliance by the Trust, its investment adviser, and its distributor with applicable securities, tax, commodities and other laws, rules and regulations.

     SECTION 9. TERMS. This Agreement shall become effective on the date first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The term of

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

this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years (the "Initial Term"). Thereafter unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods. This Agreement by be terminated without penalty: (i) by provision of written notice of nonrenewal at least sixty (60) days prior to the end of the Initial Term;
(ii) by mutual agreement of the parties; (iii) for "cause" (as defined herein) upon the provision of sixty (60) days' advance written notice by the party alleging cause; (iv) at any time during the second year of this Agreement upon the provision of sixty (60) days' advance written notice that the Trust, or one of the Portfolios as the case may be, is to be liquidated and terminated; or (v) at any time after the Initial Term, upon the provision of at least sixty (60) days' advance written notice by either party. Upon termination of this Agreement, the Trust shall pay to Unified such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is sooner.

     Should the Trust exercise its right to terminate this Agreement, the Trust agrees to pay a termination/conversion fee, simultaneous with the transfer of all Trust records to the successor mutual fund service provider(s), in an amount equal to the total compensation under this Agreement for the 30 day period immediately preceding the termination notice date. In addition, the Trust agrees to pay for all out-of-pocket expenses incurred by Unified in the conversion, provided that any such expenses incurred by Unified on behalf of the Trust shall be pre-approved by the Trust for all amounts in excess of $500 per transaction/cost item.

     Such compensation to Unified shall be for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Trust records to the successor mutual fund service provider as directed by the Trust. Notwithstanding the foregoing, any amount owed by the Trust to Unified prior to the termination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Trust.

     Upon the termination of the Agreement for any reason, Unified agrees to provide the Trust with complete and accurate transfer agency records and to assist the Trust in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, Unified agrees upon termination of this Agreement:

     (a) to deliver to the successor mutual fund service provider(s), computer tapes containing the Trust's accounts and records together with such record layouts and additional information as may be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

     (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Trust's account and records;

     (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

     (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Trust.

     SECTION 10. SUBCONTRACTING. Unified may, at its expense and subject to prior approval of the Trust, which approval shall not be unreasonably withheld, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Unified shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Unified shall be responsible, to the extent provided in Section 8 hereof, for all acts of such subcontractor as if such acts were its own.

     SECTION 11. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

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

     (a)  If to the Trust, to:
               Valenzuela Capital Trust
               1270 Avenue of the Americas, Suite 508
               New York, New York 10020
               Attention:  Hendrik J. Laverge

     (b)  If to Unified, to:
               Unified Fund Services, Inc.
               431 North Pennsylvania Street
               Indianapolis, Indiana  46204
               Attention:  David A. Bogaert

     Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     SECTION 12. ASSIGNABILITY. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party.

     SECTION 13. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     SECTION 14. FORCE MAJEURE. Unified shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitations, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Trust the right to terminate this Agreement.

     SECTION 15. USE OF NAME. The Trust and Unified agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

     SECTION 16. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought

     SECTION 17. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     SECTION 18. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Indiana.

     SECTION 19. LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and the Unified shall look only to the assets of the Trust, or the particular Fund, for the satisfaction of such obligations.

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

     SECTION 20. EXECUTION. This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agent and Shareholder Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

VALENZUELA CAPITAL TRUST


By:  /s/ DENNIS J. BERTRUM                   Date: 12/31/1999
     ---------------------------------             ----------

Print Name:    DENNIS J. BERTRUM
            --------------------------
Title:         PRESIDENT
            --------------------------


UNIFIED FUND SERVICES, INC.


By:  /s/ DAVID A. BOGAERT                     Date:  1/7/2000
     ---------------------------------             ----------

Print Name:    DAVID A. BOGAERT
            --------------------------
Title:         PRESIDENT
            --------------------------

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

                                    EXHIBIT A
                                       to
                Transfer Agent and Shareholder Services Agreement

                                  LIST OF FUNDS
                                  -------------

                              Val Cap Mid Cap Fund
                             Val Cap Small Cap Fund

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

                                    EXHIBIT B
                                       to
                Transfer Agent and Shareholder Services Agreement

                             DESCRIPTION OF SERVICES
                             -----------------------

     The  following  is  a  general   description  of  the  transfer  agent  and
shareholder services Unified shall provide to the Trust.

A. SHAREHOLDER RECORDKEEPING. Maintain records showing for each Trust shareholder the following: (i) name, address and tax identifying number;
     (ii) number of shares of each Fund; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and (iv) any dividend reinvestment order, application, dividend address and correspondence relating to the current maintenance of the account.

B. SHAREHOLDER ISSUANCE. Record the issuance of shares of each Fund. Except as specifically agreed in writing between Unified and the Trust, Unified shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. PURCHASE ORDERS. Process all orders for the purchase of shares of the Trust in accordance with the Trust's current registration statement. Upon receipt of any check or other payment for purchase of shares of the Funds from an investor, Unified will (i) stamp the envelope with the date of receipt,
     (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Trust, and notify the Trust of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Trust's custodian bank account during such day. Unified shall then credit the share account of the investor with the number of Fund shares to be purchased made on the date such payment is received by Unified, as set forth in the Trust's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Trust may give to Unified with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it.

D. REDEMPTION ORDERS. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Trust, Unified shall on each business day notify the Trust of the total number of shares presented and covered by such requests received by Unified on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by Unified, Unified shall notify the Custodian, subject to instructions from the Trust, to transfer monies to such account as designated by Unified for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption or repurchase does not comply with applicable standards, Unified shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the share price next determined after receipt of documents complying with said standards, or, at such other time as the Trust shall so direct.

E. TELEPHONE ORDERS. Process redemptions, exchanges and transfers of Trust shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Trust's current Prospectus. Unified shall be permitted to redeem, exchange and/or transfer Trust shares from any account for which such services have been authorized.

F. TRANSFER OF SHARES. Upon receipt by Unified of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, Unified will register such transfer on the Trust's shareholder records maintained by Unified pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first class mail new certificates for the same or a smaller whole number of shares.

G.   SHAREHOLDER   COMMUNICATIONS   AND   MEETINGS.   Address   and   mail   all
     communications by the Trust to its shareholders promptly following the delivery by the Trust of the material to be mailed. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Trust on the progress of such tabulation, and provide the Trust with inspectors of election at any meeting of shareholders.

H. SHARE CERTIFICATES. If the Trust issues certificates, and if a shareholder of the Trust requests a certificate representing his shares, Unified as Transfer Agent, will countersign and mail by first class mail with receipt confirmed, a share certificate to the investor at his/her address as it appears on the Trust's transfer hooks. Unified shall supply, at the expense of the Trust, a supply of blank share certificates. The certificates shall be properly signed, manually or by facsimile, as authorized by the Trust, and shall bear the Trust's seal or facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign certificates, Unified may, until otherwise directed by the Trust, continue to countersign certificates which bear the manual or facsimile signature of such officer.

I. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, Unified will take such steps, including redepositing the check for collection or returning the check to the investor, as Unified may, at its discretion, deem appropriate and notify the Trust of such action, or as the Trust may instruct.

J. SHAREHOLDER CORRESPONDENCE. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

                                    EXHIBIT C
                                       to
                Transfer Agent and Shareholder Services Agreement

                           TRANSFER AGENT FEE SCHEDULE
                           ---------------------------

The prices contained herein are effective for twenty-four months from the execution date of this Agreement.

I STANDARD BASE FEE FOR STANDARD BASE SERVICES
----------------------------------------------

     The Base Fee1 is $18,000 per year per fund/class, plus $18.00 per active Shareholder Account per year, except that during any period in which there are 20 or less active accounts in a fund/class, the Base Fee for such period shall be a fixed monthly fee of $1,250 per fund/class. Until such time as a fund/class is publicly offered for sale, but in no case later than April 30, 2000, the Base Fee shall be a fixed monthly fee of $600 per fund/class.

     An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The Base Fee will be billed on a monthly basis.

          (1)The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

     Unified supports for an additional monthly fee of $0.05 per account per service: receivables accounting, 12b-1 Trust reporting, back-end sales load recapture accounting, and/or detailed dealer and representative load commission accounting and reporting. Funds paying dividends more frequently than once per quarter (generally, money market funds) are charged an additional $0.30 per month per account.

     Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

II STANDARD SERVICES PROVIDED
-----------------------------

     -Open new accounts
     -Maintain Shareholder accounts
          INCLUDING:
          -Maintain certificate records
          -Change addresses
          -Prepare daily reports on number of Shares, accounts
          -Prepare Shareholder federal tax information
          -Withhold taxes on U.S. resident and non-resident alien accounts -Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
     -Process purchase of Shares
     -Issue/Cancel certificates (Excessive use may be subject to additional charges)
     -Process partial and complete redemptions
     -Process regular and legal transfer of accounts
     -Mail semi-annual and annual reports
     -Process dividends and distributions

     -Prepare Shareholder meeting lists
     -Process one proxy per year per Fund. Tabulation is limited to three. -Receive and tabulate proxies
     -Confirm all transactions as provided by the terms of each Shareholder's account
     -Provide a system which will enable Fund to monitor the total number of Shares sold in each state. System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
     -Determine/Identify lost Shareholder accounts

III STANDARD REPORTS AVAILABLE
------------------------------

     -12b-1 Disbursement Report
     -12b-1 Disbursement Summary
     -Dealer Commission Report
     -Dealer Commission Summary Report
     -Exchange Activity Report
     -Fees Paid Summary Report
     -Fund Accrual Details
     -Holdings by Account Type
     -Posting Details
     -Posting Summary
     -Settlement Summary
     -Tax Register
     -Transactions Journal

IV NSCC INTERFACES
------------------

     -Fund/Serv and/or Networking set-up (per Fund family)       $1,000
     -Fund/Serv processing (per Fund family)                     $150 per month
     -Networking processing (per Fund family)                    $250 per month
     -Fund/Serv transactions                                     $0.35 per trade
     -Direct Networking expenses
          Per item                                               $0.025 Monthly dividend fund
          Per item                                               $0.015 Non-monthly dividend fund

V ADDITIONAL FEES FOR SERVICES OUTSIDE THE STANDARD BASE
--------------------------------------------------------

     -Interactive Voice Response System Set-up                   Pass through
     -Archiving of old records/storage of aged records           Pass through
     -Off-line Shareholder research                              $25/hour (Billed to customer account)
     -Check copies                                               $3/each (Billed to customer account)
     -Statement copies                                           $5/each (Billed to customer account)
     -Mutual fund fulfillment/prospect file maintenance          $1.00/item
     -Shareholder communications charges (Faxes)                 Pass through
     -Leased line/equipment on TA's computer system              Pass through
     -Dial-up access to TA's computer system                     Pass through
     -Labels                                                     $.05 ea/$100 minimum
     -Electronic filings of approved forms                       $75/transmission
     -Monthly Director's Reports                                 $25/mo/portfolio
     -AD-HOC REPORTWRITER Report Generation                      $50.00 per report
     -Bank Reconciliation Service                                $50.00 monthly maintenance fee per
                                                                 bank account plus $1.50 per bank item
     -Systems Programming Labor Charges:
          Programmers or Consultants                             $125.00/hour
          Officers                                               $150.00/hour


     -Additional Proxy Processing:
          Each processing                                        $225.00 fixed charge per processing
          Preparation and Tabulation                             $0.15/proxy issued
             (includes 3 tabulations, sixteen propositions)
          Each Extra Tabulation                                  $25.00 fixed charge per processing
                                                                 $0.02 per proxy tabulated